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                                                                    EXHIBIT 11.1


                               ARADIGM CORPORATION
              STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)


                                                                Three Months Ended                 Nine Months Ended
                                                                    September 30,                     September 30,
                                                          -------------------------------     -----------------------------
                                                               1997              1996              1997             1996
                                                          -------------     -------------     -------------     -----------

Net loss                                                  $      (4,326)    $      (2,338)    $     (11,138)    $    (6,068)


Shares used in computation of net loss per share:

    Weighted average Common shares outstanding               10,212,517        10,216,820        10,207,750       4,726,033
    Shares related to SAB Nos. 55, 64, and 83                         -                 -                 -       1,791,970
                                                          -------------     -------------     -------------     -----------
    Shares used in computing net loss per share              10,212,517        10,216,820        10,207,750       6,518,003
                                                          -------------     -------------     -------------     -----------

Net loss per share                                        $       (0.42)    $       (0.23)    $       (1.09)    $     (0.93)
                                                          =============     =============     =============     ===========



Shares used in computation of pro forma net loss per share:

    Shares used in computing net loss per share              10,212,517        10,216,820        10,207,750       6,518,003
    Adjustment to reflect effect of assumed conversion
       of preferred stock from date of issuance                       -                 -                 -       2,335,645
    Shares used in computing pro forma net loss
                                                          -------------     -------------     -------------     -----------
       per share                                             10,212,517        10,216,820        10,207,750       8,853,648
                                                          -------------     -------------     -------------     -----------
Pro forma net loss per share                              $       (0.42)    $       (0.23)    $       (1.09)    $     (0.69)
                                                          =============     =============     =============     ===========


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